UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 5, 2010, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three and twelve months ended December 31, 2009. A copy of the news release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 10, 2010, William D. Zollars, Chairman and Chief Executive Officer of the Company, will deliver a Company presentation at the BB&T Capital Markets Transportation Services Conference. The presentation will be available on audio webcast through the Company’s website, www.yrcw.com. A copy of the slide show is attached hereto as Exhibit 99.2.

During the fourth quarter of 2009, the Company paid to the pension funds that are party to the contribution deferral agreement approximately $3 million of net cash proceeds from the sale of excess facilities that were subject to a first priority security interest of the pension funds.

The Company expects to obtain $20 million in annual run rate savings from cost reductions due to facility closures during the fourth quarter of 2009.

The Company expects to incur interest expense of approximately $35-40 million per quarter during 2010 and to defer approximately $20-25 million of interest during that same period.

The Company expects gross capital expenditures of approximately $50-100 million in 2010, including obligations under any new operating leases.

The Company expects to receive approximately $25-50 million of net cash proceeds during 2010 from the sale of excess facilities and expects to enter into sale and leaseback transactions for up to $50 million during 2010.

Item 8.01	Other Events.

On January 28, 2010, the Company filed a petition for declaratory judgment in the district court of Johnson County, Kansas against Deutsche Bank Trust Company Americas, as trustee for the Company’s 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 and the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (together, the “Notes”). The Company is seeking declaratory judgment that the indentures governing the Notes should be modified to eliminate a repurchase right at the option of holders and certain restrictions on mergers and transfers of assets as proposed in the Company’s recently completed debt-for-equity exchange.

Forward-Looking Statements

The news release attached to this Form 8-K and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expected,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements. It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Company’s expectations regarding the impact of, and the service and operational improvements and collateral and cost reductions due to, the integration of Yellow Transportation and Roadway, improved safety performance, right-sizing the network, consolidation of support functions, the Company’s credit ratings and the timing of achieving the improvements and cost reductions could differ materially from actual improvements and cost reductions based on a number of factors, including (among others) the factors identified in the prior paragraphs above, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the Company’s operating plans and programs, the Company’s ability to successfully reduce collateral requirements for its insurance programs, which in turn is dependent upon the Company’s safety performance, ability to reduce the cost of claims through claims management, the Company’s credit ratings and the requirements of state workers compensation agencies and insurers for collateral for self insured portions of workers compensation programs, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the Company’s estimates of its spending requirements, changes in the Company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the Company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the Company to receive expected price for its services from the combined network and customer acceptance of those services.

The Company’s expectations regarding interest and fees (including any deferred amounts) are only its expectations regarding these matters. Actual interest and fees (including any deferred amounts) could differ based on a number of factors, including (among others) the Company’s expected borrowings under the Credit Agreement and the ABS Facility, which is affected by revenue and profitability results and the factors that affect revenue and profitability results (including the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2008), and the Company’s ability to continue to defer the payment of interest and fees pursuant to the terms of the Company’s credit agreement, ABS facility and pension fund contribution deferral agreement, as applicable.

The Company’s expectations regarding future asset dispositions and sale and financing leasebacks of real estate are only its expectations regarding these matters. Actual dispositions and sale and financing leasebacks will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.

The Company’s expectations regarding the incremental cost savings due to facility closures are only its expectations regarding this matter. Actual savings could differ based on a number of factors including (among others) the Company’s ability to enter into, and the terms of, lease termination agreements for the leased properties, our ability to enter into agreements to sell the owned properties and our ability to identify all costs related to the closing of the facilities.

The Company’s expectations regarding volume and accounts receivable are only its expectations regarding these matters. Actual volume and accounts receivable could differ based on a number of factors including (among others) the Company’s ability to persuade existing customers to increase shipments with the Company and to attract new customers, and the factors that affect revenue results (including the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2008).

The Company’s expectations regarding its capital expenditures are only its expectations regarding this item. Actual expenditures could differ materially based on a number of factors, including (among others) the factors identified in the preceding paragraphs.

The Company’s expectations regarding its credit rating are only its expectations regarding this matter. The Company’s actual credit ratings are determined by rating agencies, which the Company does not control.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated February 5, 2010

99.2	YRC Worldwide Inc. Investor Presentation slide show

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date:	February 5, 2010	By:	/s/ SHEILA K. TAYLOR
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated February 5, 2010

99.2	YRC Worldwide Inc. Investor Presentation slide show

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